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                                                                    Exhibit 99.2


                             Form of Press Release
                            Issued on March 12, 1996


    AMHERST, N.Y.--March 12, 1996--Mark IV Industries, Inc. (NYSE: IV) announced that it has closed the previously announced sale of $250,000,000 aggregate principal amount of its 7-3/4% Senior Subordinated Notes due 2006 at 99.36% of the face amount.

    The Notes have been issued and sold in a private placement transaction which was consummated on March 11, 1996. The net proceeds from the transaction have been applied to reduce outstanding indebtedness under Mark IV's credit agreement.

    The Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States or to any U.S. person absent registration under the Act or an applicable exemption from the registration requirements thereof.

    Mark IV Industries, Inc., headquartered in the Buffalo suburb of Amherst, New York, manufactures power and fluid transfer systems and components for industrial and automotive markets worldwide.

    This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes.